Exhibit 99.1

News Release
For Immediate Release January 24, 2018	For More Information, Contact: Michael K. Devlin, Executive Vice President and Chief Financial Officer (617) 925-1961 mdevlin@randolphsavings.com

RANDOLPH BANCORP, INC. ANNOUNCES 2018 ANNUAL MEETING DATE

STOUGHTON, Massachusetts, January 24, 2018 — Randolph Bancorp, Inc. (the “Company”) (NASDAQ Global Market: RNDB) announced today that it has scheduled the Company’s annual meeting of shareholders for May 21, 2018 at 4:00 p.m. local time, at Lombardo’s, 6 Billings Street, Randolph, Massachusetts 02368. At the meeting, shareholders as of March 16, 2018, the record date, will be entitled to vote upon the election of directors and all other matters that properly come before the meeting.

Randolph Bancorp, Inc. is the holding company for Randolph Savings Bank (the “Bank”), a Massachusetts-based community bank recognized for its unique integration of innovative technology, banking expertise and personal service to provide an exceptional experience to individuals, families, homeowners and businesses. With six full-service locations, three lending centers and five mortgage production offices, the Bank delivers hassle-free products and services for its retail customers, as well as providing a suite of cash management tools and financing solutions for commercial businesses. The Bank is a Top-20 Mortgage Lender in Massachusetts, serving homeowners throughout Massachusetts, southern New Hampshire and Rhode Island.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

1